Exhibit 99.1


For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


               CONGOLEUM CORPORATION FILES NEW REORGANIZATION PLAN


MERCERVILLE, NJ, February 7, 2006 - Congoleum Corporation (AMEX:CGM) announced today that it has filed a modified plan and disclosure statement with the Bankruptcy Court. Under the terms of the modified plan, Congoleum would make a contribution to the plan trust consisting of 3.8 million new Class A Common shares, a convertible security whose value would be based on the share price of reorganized Congoleum, and a cash contribution equal to $7.3 million plus 50% of the interest accrued on Congoleum's 8 5/8% Senior Notes during the period Congoleum is in Chapter 11. The trust would also be funded by proceeds from Congoleum's insurance policies. Insurance settlements to date amount to approximately $164 million and further settlements are under negotiation. The modified plan of reorganization also provides that interest accrued on Congoleum's 8 5/8% Senior Notes during the period Congoleum is in Chapter 11 would be forgiven, and the maturity date of the Notes would be extended by three years to August 1, 2011. Unpaid pre-petition interest would be paid when the plan becomes effective.

In addition, the modified plan of reorganization revises the proposed arrangements under which different groups of asbestos claimants would share in the insurance proceeds and other assets of the trust to be formed to pay asbestos claims against Congoleum and the procedures the trust would follow for payment of claims.

Roger S. Marcus, Chairman of the Board, commented, "We believe filing our proposed plan is a positive step toward emergence. We have addressed the issues that posed potential obstacles for our previous plans. I feel this plan is fair and will provide greater value to all creditors than any alternative available. While negotiations with the creditors are still underway, I am hopeful they ultimately will be satisfied with the terms of this plan and vote to support it. We can then move ahead with confirmation of a plan and putting this process behind us."

Readers should refer to the plan of reorganization and disclosure statement for additional details. Copies of the modified plan and disclosure statement will be filed by Congoleum with the Securities and Exchange Commission as exhibits to a Form 8-K. They will also be available on the investor relations section of Congoleum's website at .

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

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Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century. Congoleum is a 55% owned subsidiary of American Biltrite Inc. (AMEX: ABL).

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this release, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements. Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Any or all of these statements may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements made in this press release speak only as of the date of such statement. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments, (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, (iii) the costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum, (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge, (v) satisfaction of the conditions and obligations under Congoleum's outstanding debt instruments, (vi) the response from time to time of Congoleum's and its controlling shareholder's, American Biltrite Inc.'s, lenders, customers, suppliers and other constituencies to the ongoing process arising from Congoleum's strategy to settle its asbestos liability, (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case to obtain and exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms, (viii) timely obtaining sufficient creditor and court approval of any reorganization plan pursued by Congoleum and the Court overruling any objections that may be filed to the plan, (ix) compliance with the United States Bankruptcy Code, including Section 524(g), (x) costs of developments in, and the outcome of insurance coverage litigation

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pending in New Jersey state court involving Congoleum and certain insurers, (xi)
the extent to which Congoleum is able to obtain reimbursement for costs of the coverage litigation, (xii) developments in, and the outcome of, proposed federal legislation that, if adopted, would establish a national trust to provide compensation to victims of asbestos-related injuries that would be funded by assessments against companies with asbestos-related liabilities such as Congoleum, (xiii) increases in raw material prices, (xiv) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (xv) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (xvi) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq, (xvii) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (xviii) product warranty costs, (xix) changes in distributors of Congoleum's products, (xx) Congoleum's interests may not be the same as its controlling shareholder American Biltrite, Inc., (xxi) possible future sales by ABI could adversely affect the market for Congoleum's stock, and (xxii) the loss of any key executive would likely harm Congoleum's business. In any event, if Congoleum is not successful in obtaining sufficient creditor and court approval of its plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2004 and subsequent filings made by Congoleum with the Securities and Exchange Commission.